Exhibit (3.1b)

             MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
              CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU

Date Received
Aug 5, 1998              This document is effective on the date filed, unless a
                         subsequent effective date within 90 days after received date is stated in the document.

Name
      La-Z-Boy Incorporated, Attn:  Legal Dept
Address
      1284 N. Telegraph Road
City               State               Zip Code
      Monroe          Michigan              48162  EFFECTIVE DATE:  Aug 21, 1998

Document will be returned to the name and address you enter above
      If left blank document will be mailed to the registered office.


CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

For use by Domestic Profit and Nonprofit Corporations
                   (Please read information and instructions on the last page)



Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:


1.    The present name of the corporation is:           La-Z-Boy Incorporated

2.    The identification number assigned by the Bureau is:             090657



3. Article IV of the Articles of Incorporation is hereby amended to read as follows:

(1) The aggregate number of shares which the Corporation has authority to issue is:
    (a) 150,000,000 shares of Common Stock, $1.00 par value per share; and


[the rest of Article IV remains the same]


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COMPLETE ONLY ONE OF THE FOLLOWING:

4. (For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.)

The foregoing amendment to the Articles of Incorporation was duly adopted on the_____________ day of____________, 19_____ , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.


          Signed this___________day of_________, 19_______


--------------------------------------   ------------------------------------
             (Signature)                             (Signature)

--------------------------------------   ------------------------------------
         (Type or Print Name)                    (Type or Print Name)

--------------------------------------   ------------------------------------
             (Signature)                             (Signature)

--------------------------------------   ------------------------------------
         (Type or Print Name)                    (Type or Print Name)


5. (For profit and nonprofit corporations whose Articles state the corporation is organized on a stock or on a membership basis.)

         The foregoing amendment to the Articles of Incorporation was duly adopted on the 27th day of July , 1998 by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)

[X] at a meeting the necessary votes were cast in favor of the amendment.

[ ] by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

[ ] by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or
Section 407(2) of the Act if a profit corporation.

[ ] by the board of a profit corporation pursuant to section 611(2).

       Profit Corporations                    Nonprofit Corporations

Signed this 3rd day of August, 1998    Signed this_______ day of________, 19____

By /s/ James P. Klarr                  By_______________________________________
(Signature of authorized officer       (Signature of President, Vice-President,
or agent)                               Chairperson or Vice-Chairperson)

James P. Klarr                         _________________________________________
    (Type or Print Name)               (Type or Print Name)(Type or Print Title)

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